EXHIBIT 10.2

                                                                  Execution Copy


                          DOCTORS HEALTH SYSTEM, INC.

                       Convertible Subordinated 11% Note

                              Due January 31, 1999


$5,000,000                                                      January 31, 1997


                  FOR VALUE RECEIVED, the undersigned, Doctors Health System, Inc., a Maryland corporation (hereinafter called the "Company"), hereby promises to pay to Genesis Holdings, Inc. (hereinafter called the "Holder"), at its offices located at 148 West State Street, Kennett Square, PA 19348, or at such other place as the Holder may from time to time in writing designate, on the Maturity Date (as defined in the hereinafter described Note Purchase Agreement), the principal sum of Five Million Dollars ($5,000,000), or so much thereof as may be advanced or readvanced from time to time and remain outstanding, together with interest on the principal balance thereof from time to time outstanding from the date of each such advance or readvance until paid in full at the rate of eleven per cent (11%) per annum (computed on the basis of a 360-day year, 30-day month).

                  This Note is the Convertible Subordinated Note referred to in that certain Note Purchase Agreement, of even date herewith, among the Company, the Holder, and Genesis Health Ventures, Inc. (the "Note Purchase Agreement"), and is secured by the collateral described in (i) that certain Security Agreement, of even date herewith, between the Company and the Holder (the "Security Agreement"), and (ii) that certain Collateral Assignment of Rights Under Physicians Services Organization Agreements, of even date herewith, made by the Company for the benefit of the Holder (the "Assignment"). The Holder is entitled to the benefits of the Note Purchase Agreement, the Security Agreement and the Assignment and reference is made thereto for a description of the collateral and the rights and remedies of the Holder thereunder. Neither the reference to the Note Purchase Agreement, the Security Agreement or to the Assignment, nor any provision thereof, shall affect or impair the absolute and unconditional obligation of the Company to pay the principal amount hereof, together with interest accrued thereon, when due. All capitalized terms used herein which are not herein defined shall have the meanings ascribed to them in the Note Purchase Agreement.

                  The principal of this Note shall be payable in full, in lawful money of the United States of America and in immediately available funds (unless converted

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as provided herein), without offset, on the Maturity  Date or such earlier  date as provided herein. Interest shall be payable in full on the Maturity Date, such payment to be made in the form of the Company's Series C Preferred Stock, par value $14.00 per share ("Series C Preferred"), in the manner set forth in Section 2.3 of the Note Purchase Agreement.

Subordination

                  This Note is subordinated and subject in right of payment to the payment, in accordance with its terms, of certain indebtedness of the Company in a principal amount not to exceed $4,000,000 owing to NationsBank, N.A. pursuant to that certain Loan Agreement, dated as of December 1, 1995, between the Company and NationsBank, N.A. (together with any successor facility, the "Senior Debt"); provided, however, that nothing herein shall be construed to impair the ability of the Company to pay to the registered owner hereof any installments of principal or interest owing hereunder so long as there shall not have occurred and be continuing a default under the Senior Debt.

Conversion

                  The Holder is hereby given the right, on the Maturity Date, to convert the entire unpaid principal amount of this Note into fully paid and nonassessable shares of the Series C Preferred, at the price and on the terms and conditions set forth in the Note Purchase Agreement. The right of the Company to make payments on the principal amount of this Note shall be subject at all times to the right of the Holder to convert this Note into Series C Preferred as provided herein. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Series C Preferred sufficient to permit the exercise in full by the Holder of its conversion rights hereunder.

Default

                  In case an Event of Default (as defined in the Note Purchase Agreement) shall occur and be continuing, this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

Miscellaneous

                  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new

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

Note of like tenor in the principal amount of this Note then outstanding in lieu of this Note. Any Note so made and delivered shall be dated as of the date to which interest shall have been paid on this Note.

                  The terms of this Note shall be governed by and construed in accordance with the laws of Maryland (but not including the choice of law rules thereof).

                  This Note shall not be valid or obligatory for any purpose until authenticated by the execution hereof by the President or a Vice President of the Company.

                  IN WITNESS WHEREOF, Doctors Health System, Inc., a Maryland corporation, has caused this Note to be signed in its corporate name by its President or a Vice President, by authority duly given, all as of the day and year first above written.

                                         DOCTORS HEALTH SYSTEM, INC.


                                         By:   /s/ Stewart B. Gold
                                             ____________________________
                                         Print Name:   Stewart B. Gold
                                         Title:  President